Exhibit 99.1
Quanterix Expands Capabilities with Strategic Acquisition of EMISSION
Builds technology capabilities through vertical integration of proprietary bead technology and drives OEM business
BILLERICA, Mass. - December 17, 2024 - Quanterix Corporation (NASDAQ: QTRX), a company fueling scientific discovery and breakthrough diagnostics through ultrasensitive biomarker detection, today announced the acquisition of EMISSION iNC. (“EMISSION”). Quanterix expects the transaction will close in January 2025.
“As we expand our technology stack toward higher multi-plex and multi-omic capabilities, it is imperative we control core components,” said Masoud Toloue, Chief Executive Officer of Quanterix. “EMISSION’s proprietary bead technology has already been validated on our upcoming new Simoa platform and will enable us to provide OEM beads to other non-Quanterix platforms. We look forward to welcoming EMISSION’s innovations and colleagues to the Quanterix team.”
EMISSION is based in Georgetown, TX and manufactures large-scale, highly-uniform dye-encapsulating magnetic beads designed for low and mid-plex assays and a mid-plex platform that reads its proprietary beads. Vertically integrating EMISSION will allow Quanterix to secure the use of EMISSION’s highly controlled beads in Quanterix’s next generation platform and to develop a new multi-plex segment targeting third-party OEM customers.
Van Chandler, CEO of EMISSION said, “EMISSION was built on our high-quality bead technology and we believe that better beads and ultimately better multi-plex assays should be within everyone’s reach. Having known and worked with the Quanterix team for years, we are excited to join forces, as we support the upcoming Simoa platform and a shared vision for expanding the technology’s reach to all labs.”
Under the terms of the agreement, Quanterix will use cash on hand to acquire EMISSION for $10 million, with an additional $10 million payable upon completion of certain technical milestones. Additionally, EMISSION may receive up to an additional $50 million in earnout payments, contingent upon the achievement of certain performance milestones, which we expect will be primarily funded through cash generated from achievement of the earnout criteria. The transaction is expected to be accretive to revenue and gross margins in 2026.
About Quanterix
From discovery to diagnostics, Quanterix’s ultrasensitive biomarker detection is fueling breakthroughs only made possible through its unparalleled sensitivity and flexibility. The Company’s Simoa® technology has delivered the gold standard for earlier biomarker detection in blood, serum or plasma, with the ability to quantify proteins that are far lower than the Limit of Quantification (LoQ) of conventional analog methods. Its industry-leading precision instruments, digital immunoassay technology and CLIA-certified Accelerator laboratory have supported research that advances disease understanding and management in neurology, oncology, immunology, cardiology and infectious disease. Quanterix has been a trusted partner of the scientific community for nearly two decades, powering research published in more than 2,900 peer-reviewed journals. Find additional information about the Billerica, Massachusetts-based company at https://www.quanterix.com or follow us on Twitter and LinkedIn.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements may include statements regarding the expected timing of the closing of the transaction, payment of the purchase price and the expected strategic, operational and financial benefits of the acquisition. Forward-looking statements in this press release are based on Quanterix’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’s actual results to differ from those expressed or implied in the forward-looking statements in this press release include risks relating to the timing of the closing of the transaction and risks and uncertainties regarding Quanterix’s ability to realize the intended strategic, operational and financial benefits of the transaction, as well as the risk factors and other considerations discussed in Quanterix’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts
Media:
Marissa Klaassen
media@quanterix.com
Investor Relations:
Joshua Young
ir@quanterix.com